PINNACLE FOODS, INC.
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                              Amended and Restated
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                                     By-laws
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                          (Last revised June 27, 2001)

                              ARTICLE I - OFFICES
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     1.1 Registered Office. The registered office of the corporation shall be at such place within the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine.

     1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the activities of the corporation may require.


                               ARTICLE II - SEAL
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     2.1 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words "Corporate Seal, Pennsylvania".

                      ARTICLE III - SHAREHOLDERS' MEETINGS
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     3.1 Annual Meeting. There shall be an annual meeting of the shareholders during October of each year, at such time and place as the Board of Directors may determine. At the annual meeting, the shareholders shall elect directors, if appropriate, and transact such other business as may properly be brought before the meeting.

     3.2 Special Meetings. Special meetings of the shareholders may be called at any time for any purpose not prohibited by law or the Articles of Incorporation by the President, the Board

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of Directors, or the holders of at least 20% of the shares outstanding and entitled to vote at the meeting, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall fix the time and place of the meeting, which shall be not later than 60 days after the receipt of the request. If the Secretary shall neglect or fail so to set the time and place of the meeting, the persons or entities calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the request therefor, and matters directly related and germane thereto.

     3.3 Notice. Written notice of every meeting of the shareholders, stating the place, time and hour thereof, shall be given to each shareholder not later than five days prior to the date of the meeting or ten days prior to the day named for a meeting called to consider a fundamental change. Notice of a special meeting shall state the nature of the business to be transacted.

     3.4 Quorum. At all meetings of the shareholders, the holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. If a meeting of shareholders cannot be organized because of the absence of a quorum, the shareholders present in person or by proxy may adjourn the meeting to such time and place as they may determine, and in the case of a meeting called for the election of directors, those who attend the second such adjourned meeting shall constitute a quorum for the purpose of electing directors. Except as otherwise provided in these By-Laws, the Articles of Incorporation, or applicable law, the acts of the holders of a majority of shares entitled to vote, present in person or by proxy, and voting at a meeting having a quorum shall be the acts of the shareholders.

     3.5 Voting. Each shareholder shall be entitled to one vote in person or by proxy for each share he or she holds having voting power. An unrevoked proxy which is not coupled with


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interest shall not be voted on after 11 months after its execution, unless the proxy expressly provides for a longer time of not more than three years.

     3.6 Voting List. The officer having charge of the transfer books for shares of the corporation shall prepare, at least five days before each meeting of shareholders, an alphabetical list of the names and addresses of and shares held by the shareholders entitled to vote at the meeting. The list shall be kept on file at the registered office of the corporation, and be produced and kept open for inspection by shareholders throughout the meeting for purposes of the meeting.

     3.7 Judges of Elections. The Board of Directors may, before a meeting of shareholders, appoint one or three Judges (who need not be shareholders) for such meeting. If no such Judges of Election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, make such appointment. If Judges are appointed at the request of one or more shareholders or proxies, the shareholders present and entitled to vote shall determine whether there will be one or three Judges. The Judges of Election shall take such action as may be necessary or proper fairly to conduct the election or vote and shall report in writing on any matter they determine, executing a certificate of any fact they find, if requested by the chairman of the meeting or any shareholder. No person who is a candidate for office shall act as a Judge.

                        ARTICLE IV - SHARE CERTIFICATES
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     4.1 Form of Certificate. The certificates of shares of the corporation shall state that the corporation is incorporated under the laws of this Commonwealth; the name of the person to whom issued; the number, class, and designation of series (if any) of the shares represented; and


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the par value of each share or the absence of par value, as appropriate. Each certificate shall be numbered and registered in a share register in the order issued.

     4.2 Signature. Each share certificate shall be signed, by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal. When a certificate is signed by a transfer agent or registrar, the signature of an authorized officer may be facsimile. If an officer who has signed a certificate, personally or by facsimile, ceases to be an officer before the certificate is delivered, the certificate may be issued as if the signatory remained in office.

     4.3 Lost Certificates. The Board of Directors shall cause the issuance of a new certificate as a replacement for a certificate claimed to have been lost, destroyed or wrongfully taken, upon submission of an affidavit of the person making the claim of the loss, destruction, or wrongful taking. The Board of Directors may, in its discretion, require as a condition to the issuance of a replacement certificate that the owner of the certificate advertise the loss in such manner as the Board may determine and/or give the corporation a bond in such sum and with such sureties as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost, destroyed or wrongfully taken.

     4.4 Transfer of Shares. Upon surrender to the corporation or its transfer agent of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

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     4.5 Determination of Shareholders of Record. The Board of Directors may fix
a record date for the determination of the shareholders entitled to notice of and to vote at a meeting, to receive payment of a dividend or distribution, to receive an allotment of rights, or to exercise rights in respect to a change, conversion or exchange of shares. In such case, only the shareholders of record on the record date shall be entitled to notice of or to vote at or participate in such meeting or activity or event, notwithstanding any transfer of any shares on the books of the corporation after the record date. If the Board of Directors closes the transfer books during such period, it shall so notify each shareholder in writing. The record date may not be more than 50 days prior to the meeting, activity, or event to which it relates.

     4.6 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact for all purposes and shall not be bound to recognize any claim to or interest in such share on the part of any other person. The corporation shall not be liable for any improper or impermissible registration or transfer of shares which are or to be registered in the name of a fiduciary or its nominee unless the corporation had actual knowledge that the fiduciary or nominee are committing a breach of trust in requesting such registration or transfer, or the corporation had knowledge of such facts that its participation in the registration or transfer amounts to bad faith.

     4.7 Partial Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. The action shall not become effective until after at least ten days'

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written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto. This Section shall not be construed to restrict the right of the shareholders or any class of shareholders to act without a meeting by unanimous written consent.

                         ARTICLE V - BOARD OF DIRECTORS
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     5.1 General Powers. The business and affairs of the corporation shall be managed by the Board of Directors, and all powers of the corporation are hereby granted to and vested in the Board of Directors, except as otherwise expressly provided in these By-Laws, the Articles of Incorporation, or by law.

     5.2 Composition and Selection. There shall be five (5) members of the Board of Directors, and members of the Board shall be elected by the shareholders at the annual meeting of the shareholders, or at any special meeting called for that purpose.

     5.3 Staggered Board; Term. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as the then total number of Directors constituting the entire Board shall permit, with a term of office of one class expiring each year. If not already designated by the Incorporator, the Board shall initially designate which Directors are to be in which class, with one class holding office until the Annual Meeting of Shareholders in the year 2000, one class holding office until the Annual Meeting of Shareholders in the year 2001, and one class holding office until the Annual Meeting of Shareholders in the year 2002. Subject to the foregoing, at each Annual Meeting of Shareholders, the successor to each Director whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of the Company.

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     5.4 Regular Meetings. The Board may hold regular meetings at such times and places as it may determine.

     5.5 Special Meetings. Special meetings of the Board of Directors may be called, at any time, by the President, or a majority of the members of the Board, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall set the time and place of the meeting, which shall be held not later than 30 days after the receipt of the request. If the Secretary shall neglect or refuse to set the time and place of the meeting, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the subjects stated in the request therefor and matters directly related and germane thereto.

     5.6 Annual Meeting. There shall be an annual meeting of the Board of Directors following each annual meeting of the shareholders. At the annual meeting, the Board of Directors shall elect officers and transact such other business as may be properly brought before the meeting.

     5.7 Notices. Written notice of regular and annual meetings of the Board of Directors, stating the time and place thereof shall be given to all directors at least five days prior to the date of the meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of the meeting and shall state the business to be transacted at the meeting.

     5.8 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. In the

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event that a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting without any notice of the time and place of the adjourned meeting except for announcement at the meeting at which adjournment is taken.

5.9 Vacancies. If the office of a director shall become vacant for any reason, including an increase in the number of directors, the remaining directors shall elect a successor, who shall hold office for the unexpired term for which the vacancy occurred or until his or her successor is duly qualified and seated. A majority of the remaining directors shall constitute a quorum for purposes of filling the vacancy on the Board of Directors.

5.10 Alternate Directors. A shareholder or group of shareholders entitled to elect, appoint, designate or otherwise select one or more directors may select an alternate for each such director. In the absence of a director from a meeting of the Board, his or her alternate may, in the manner and upon the notice provided in these By-Laws, attend the meeting or execute a written consent and exercise at the meeting or in such consent all of the powers of the absent director.

                            ARTICLE VI - COMMITTEES
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     6.1 Establishment. The Board of Directors may establish one or more standing or special committees, including without limitation an executive committee. Except as otherwise provided in these By-Laws, the Articles of Incorporation, or applicable law, any committee may exercise such powers and functions as the Board of Directors may from time to time determine.

     6.2 Committee Members. The President shall appoint all committee members and committee chairpersons and may appoint alternates for any member or chairperson of any committee. Members of a committee need not be directors.

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                             ARTICLE VII - OFFICERS
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     7.1 Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer, a Secretary, and such Vice Presidents and assistant officers as the Board of Directors may determine that the needs of the corporation require. All officers shall be natural persons of full age, and any two or more offices may be held by the same person.

     7.2 Election and Term.

          A. The President, each Vice President, Treasurer and Secretary shall be elected by the Board of Directors at its annual meeting or at an appropriate special meeting and shall serve for a term of one year, or until their successors are duly elected and qualified. All assistant officers shall be elected or appointed at such times and for such terms as the Board of Directors may determine.

          B. Any vacancy in any office shall be filled by the Board.

     7.3 President. The President shall be the chief executive officer of the corporation and shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. He or she shall have the general direction of the affairs of the corporation except as otherwise determined by the Board. He or she may execute on behalf of the corporation all bonds, mortgages, contracts, and other documents, except where such documents are required by law to be otherwise executed or when the execution thereof shall be delegated by the Board of Directors to another officer.

     7.4 Vice Presidents. The Vice Presidents, if any, in such order as the Board may determine, shall act in all cases for and as the President in the President's absence, disability, or

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incapacity, and shall perform such other duties as may be delegated to any of them by the Board of Directors or the President.

     7.5 Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects of the corporation in separate accounts or depositories in the name of and to the credit of the corporation as shall be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors for such disbursements and shall render to the Board of Directors, whenever it may so require it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may be a corporation.

     7.6 Secretary. The Secretary shall attend all meetings of the Board of Directors and record all votes of the corporation and the minutes of all transactions in a book to be kept for that purpose and perform like duties for committees of the Board of Directors, if and when required. He or she shall give, or cause to be given, notice of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He or she shall keep, or cause to be kept, in safe custody the corporate seal and, when authorized to do so by the Board of Directors, affix the same to any instrument requiring it and attest to it by his or her signature.

     7.7 Assistant Officers. Assistant officers shall perform such functions and have such responsibilities as the Board of Directors may determine.

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           ARTICLE VIII - LIMITATION OF LIABILITY AND INDEMNIFICATION
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     8.1 Limitation of Liability. Directors of this corporation shall not be personally liable for monetary damages as such for any action other than as expressly provided in 15 Pa. C.S.A. Section 513 of the Associations Code and 15 Pa. C.S.A. Sections 1713 and 1721 of the Pennsylvania Business Corporation Law of 1988. It is the intention of this Section 8.1 to limit the liability of directors of this corporation to the fullest extent permitted by 15 Pa. C.S.A. Sections 513, 1713 and 1721, and any other present or future provision of Pennsylvania law.

     8.2 Indemnification. The corporation shall indemnify every director and officer, and may indemnify any employee or agent, to the full extent permitted by the Pennsylvania Business Corporation Law of 1988, the Pennsylvania Directors' Liability Act and any other present or future provision of Pennsylvania law. The corporation shall pay and advance expenses to directors and officers for matters covered by indemnification to the full extent permitted by such law, and may similarly pay and advance expenses for employees and agents. This Section 8.2 shall not exclude any other indemnification or other rights to which any party may be entitled in any manner.

     8.3 Effect of Amendment. Notwithstanding any other provision of these By-laws, no repeal or amendment of these By-laws shall affect any or all of this
Article VIII so as either to reduce the limitation of Directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than seventy-five percent (75%) of the votes that all shareholders are entitled to cast in the election of Directors; and provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

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                              ARTICLE IX - NOTICES
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     9.1 Manner of Giving Notice. Whenever written notice is required or permitted, by these By-Laws or otherwise, to be given to any person or entity, it may be given either personally or by sending a copy thereof by first class mail, postage prepaid, or by telegram, (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier, to the address of the appropriate person or entity (or to the telex, TWX, telecopier or telephone number) as it appears on the books of the corporation. If notice is sent by telecopier, notice shall be deemed to have been given upon receipt. If the notice is sent by mail or telegraph, it shall be deemed to have been given when deposited in the United States Mail or with a telegraph office for transmission.

     9.2 Waiver of Notice. Whenever a written notice is required, by these By-Laws or otherwise, a waiver of such notice in writing, signed by the person or persons or on behalf of the entity or entities entitled to receive the notice shall be deemed equivalent to the giving of such notice, whether the waiver is signed before or after the time required for such notice. Except as otherwise required by law, the waiver of notice need not state the business to be transacted at nor the purpose of the meeting, except that the waiver of notice of a special meeting of the shareholders or the Board of Directors shall specify the general nature of the business to be transacted at the meeting.

     9.3 Waiver by Attendance. Attendance at any meeting shall constitute waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting was not called or convened upon proper notice.

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                      ARTICLE X - MISCELLANEOUS PROVISIONS
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     10.1 Fiscal Year. The fiscal year of the corporation shall be as the Board of Directors may determine from time to time.

     10.2 Participation by Telecommunications. One or more persons may participate in a meeting of the Board of Directors or of any committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this section shall constitute the presence in person at such meeting.

     10.3 Dividends. The Board of Directors may, at any meeting, declare dividends upon the shares of the corporation to be paid in cash, property or shares, subject to any limitations in the Articles of Incorporation or applicable law. Before payment of any dividend, the Board may set aside out of any funds of the corporation available for dividends such sum as the Board, in its absolute discretion, thinks proper to meet contingencies, equalize dividends, repair or maintain corporate property, or serve such other purpose as the Board thinks in the best interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

     10.4 Financial Reports to Shareholders. Unless otherwise agreed by a shareholder, the Board shall send to each shareholder financial statements of the corporation which include a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year, which may be consolidated statements of the corporation and one or more of its subsidiaries (if any). The financial statements shall be mailed to each shareholder entitled thereto within 120 days after close of each fiscal year and, after the mailing and upon written

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request, to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed.

                            ARTICLE XI - AMENDMENTS
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     11.1 Amendments. These By-Laws may be adopted, amended or repealed, in whole or in part, by the shareholders or by the Board of Directors, subject to the power of the shareholders to change such action.

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